AMENDED AND RESTATED AGREEMENT FOR
               EXECUTIVE DEFERRED COMPENSATION PLAN


          THIS AMENDED AND RESTATED AGREEMENT FOR FLEMING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN is made as of the 18th day of August, 1998 by and between __________, an indi-vidual (herein referred to as the "Participant") and FLEMING COMPANIES, INC. (the "Company") with respect to the following:

          WHEREAS, the Company has adopted that certain non-qualified deferred compensation plan known as "Fleming Companies, Inc. Executive Deferred Compensation Plan" (the "Plan") which is an "excess plan" providing for benefits to the Participants in the Plan in excess of the limitations on benefits under qualified plans imposed by Sections 415 and/or 401(a)(17) of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, the Company and the Participant entered into that certain Agreement For Fleming Companies, Inc. Executive Deferred Compensation Plan (the "Original Agreement") to evidence the Participant's participation in the Plan and his agreement to be bound by the terms and provisions of the Plan and the Original Agreement; and

          WHEREAS, the Company and the Executive desire to amend the Original Agreement by execution of this Amended and Restated Agreement for Fleming Companies, Inc. Executive Deferred Compensa-tion Plan (the "Agreement") which shall serve as an amendment, restatement and continuation of the Original Agreement, as amended by this Agreement.

          NOW, THEREFORE, in consideration of mutual covenants hereinafter contained, the parties hereto agree as follows. All capitalized words used in this Agreement shall have the same meaning ascribed to such terms in the Plan unless specifically denoted otherwise.

          1. Purpose of Plan. The purpose of the Plan and this Agreement is to provide to the Participant, the opportunity to earn supplemental retirement income as provided in the Plan in order to retain the Participant, as a key management Associate, with the Company. Payment of the Supplemental Normal Retirement Income shall be made to the Participant in consideration of future services rendered by the Participant and shall be paid to the Participant or the Participant's Beneficiary as hereinafter provided. A copy of the Plan is attached hereto as Exhibit "A," and is incorporated by reference herein and made a part hereof for all purposes and when taken with this Agreement, shall govern the Participant's rights and those of the Company with respect to the Participant's benefits under the Plan.

          2.   Calculation and Manner of Payment of Supplemental
Normal Retirement Income.

               (a) General. The Participant is also a participant in the Qualified Plan sponsored by the Company. Further, the Participant have also earned a benefit in the form of a Normal Retirement Income pursuant to the terms of the Qualified Plan as of the Effective Date or a date subsequent thereto. The Participant's Supplemental Normal Retirement Income will equal the difference between the Participant's Qualified Plan Benefit and the benefit which would otherwise be provided to the Participant under the Qualified Plan without considering the limitations imposed by Internal Revenue Service under Section 415 and/or 401(a)(17) of the Code which limits the amount of compensation which may be consid-ered for calculation of benefits under the Qualified Plan. An example of the calculation of the calculation of a Supplemental Normal Retirement Income under the Plan is described on Exhibit "B" attached hereto.

               (b) Manner of Payment of Supplemental Normal Retirement Income. As of the date of this Agreement, the Partici-pant must elect the form under which his Supplemental Normal Retirement Income will be paid in the future following the Partici-pant's termination of employment under the terms of the Plan. Please check the form in which the Participant's Supplemental Normal Retirement Income will be paid in the box provided below:
(Please Check and Initial One Box Only)

                    Optional Forms of Payment

          1.   [ ]  Life of Participant Only

          2.   [ ]  50% Joint Annuitant Survivor Benefit

          3.   [ ]  75% Joint Annuitant Survivor Benefit

          4.   [ ]  100% Joint Annuitant Survivor Benefit

          5.   [ ]  5 Year Period Certain

          6.   [ ]  10 Year Period Certain

          7.   [ ]  15 Year Period Certain

The actual amounts payable at retirement or death will depend upon the Participant's age and/or the age of his Beneficiary and form of payment elected by the Participant. With the consent of the Committee, and if requested by the Participant or his Beneficiary in the case of the Participant's death, the Participant or his Beneficiary may request that the Participant's Supplemental Normal Retirement Income be paid in any of the optional forms described above. See Section 10.1 of the Plan. Further, in the event that a Participant has elected to receive his Supplemental Normal Retirement Income for the "Life of Participant Only" (Option 1) and such Participant dies, before payment of such benefit would other-wise commence in accordance with the terms of the Plan, then, such deceased Participant's Beneficiary shall be automatically paid a "survivor benefit" in the form of a "50% Joint Annuitant Survivor Benefit" (Option 2). Refer to Exhibit "C" for a complete Descrip-tion of Payment.

          3. Commencement of Supplemental Retirement Income. Subject to the provisions of Section 9.2 of the Plan with respect to termination following a Change of Control, based upon the manner of payment elected by the Participant for payment of the Partici-pant's Supplemental Normal Retirement Income, payments shall commence as of the Participant's Early Retirement Date, Normal Retirement Date, Disability Retirement Date, Postponed Retirement Date, or date of death, as the case may be, and will continue to be paid in accordance with the form of payment elected by the Partici-pant.

          4. Amendment or Termination. This Agreement may be amended, altered or terminated by the Company from time to time upon notice to the Participant as provided in paragraph 13 below; provided, however, this Agreement may not be amended, modified, or altered or terminated in any manner which adversely affects the Participant's Supplemental Normal Retirement Income earned as of the date of amendment or termination, as the case may be, without the consent of the Participant. Further, in such event of termina-tion, the Participant's Supplemental Normal Retirement Income earned as of such date will be paid pursuant to the Plan.

          5. Expenses. The expenses of administering this Agreement shall be borne by the Company and shall not be charged against the Participant's Supplemental Normal Retirement Income.

          6. Applicable Law. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the State of Oklahoma.

          7. No Assignability. Neither the Participant, his Beneficiary, nor any other person shall acquire any right to or interest in any Supplemental Normal Retirement Income and accruals thereon, otherwise than by actual payment in accordance with the provisions of this Agreement, or have any power to transfer, assign, anticipate, pledge, mortgage or otherwise encumber or alienate any rights hereunder in advance of any of the payments to be made pursuant to the Agreement or any portion thereof which is expressly declared to be nonassignable and nontransferable. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

          8. Agreement Does Not Guarantee Continued Employment of Participant. The execution of this Agreement by the Company and the Participant, in no way whatsoever guarantees the continuation of employment of the Participant with the Company.

          9. Withholding. The Company and the Participant shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments or rights to payments under this Agreement.

          10.  Designation of Beneficiary.

               (a) The Participant, as the Participant, hereby designate the following individual as his Beneficiary to receive any Supplemental Death Benefit (including any benefit to be paid to such Beneficiary as the surviving "joint annuitant" pursuant to
Section 2(b) hereof) payable to the Participant under this Agreement or the Plan in the event of the Participant's death:

Name                     Address                    Relationship

___________    ___________________________          _____________
               ___________________________

               (b) The Participant understand that during his lifetime, the Participant may at any time change the Beneficiary designated herein by delivering to the Committee a new designation of a Beneficiary, executed by the Participant and the Committee.
If the Participant desires to change a beneficiary designation, please contact the Senior Vice President, Human Resources for a new beneficiary designation form.

          11. Relationship Between Agreement and Plan. This Agreement has been entered into by and between the Company and the Participant in accordance with and pursuant to authority granted to the Committee pursuant to the terms and provisions of the Plan. Except for the definition of the term "Change of Control" which shall be governed by Section 17 of this Agreement and not by
Section 9.2 of the Plan, in the event that there develops a conflict between this Agreement and the terms and provisions of the Plan, the terms and provisions of the Plan, as interpreted by the Committee in its sole discretion, shall control and be final and conclusive.

          12. Limitation on Payment of Benefits. The payment of the Supplemental Normal Retirement Income as provided in this Agreement shall accrue and be payable to the Participant or his Beneficiary, as the case may be, only at such times and upon the occurrence of such conditions as heretofore described. In no event whatsoever shall the Participant or the Participant's Beneficiary have any right, claim, or interest of any kind whatsoever in any future payments of such Supplemental Normal Retirement Income and such payments shall accrue and be payable only on a monthly basis as provided hereinabove. In no event may the Participant or the Participant's Beneficiary be entitled to receive a lump sum payment or other sum approximating the right to receive any future payments of Supplemental Normal Retirement Income hereunder.

          13. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as either party may provide to the other party by notice in accordance with this paragraph 13:

if to the Company:

          Fleming Companies, Inc.
          6301 Waterford Boulevard
          Oklahoma City  OK  73126
          Attn:  Craig A. Grant
            Senior Vice President -
                 Organizational Strategies
                 and Management Development
          Facsimile:  (405) 840-7226

if to the Participant:

          ______________________________
          ______________________________
          ______________________________

          14. Agreement Supersedes All Other Benefits and Release of Claims. Effective as of the date of the execution and delivery of this Agreement, this Agreement shall supersede and replace any and all other agreements entered into by and between the Company or any Subsidiary and the Participant with respect to the providing of supplemental retirement benefits on a nonqualified basis pursuant to the Prior Plan which was terminated by the Company effective November 1, 1997. The Participant agrees that as of the date of termination of the Prior Plan, the Participant was not entitled to any benefit under the Prior Plan and any rights or interest in the Prior Plan were subject to total forfeiture as of November 1, 1997. Further, recognizing that the Participant has been selected by the Committee to participate in this Plan and the Fleming Companies, Inc. Executive Past Service Benefit Plan, both of which may provide substantial benefits to the Participant, the Participant hereby releases the Company, its officers, directors, agents and assigns from any and all obligations under the Prior Plan and agrees that the Participant will not bring any action, claim or demand of any kind whatsoever with respect to any benefits to which the Partici-pant would have otherwise been entitled had the Participant continued participating in the Prior Plan.

          15. Benefit Subject to Claims of Creditors. The Participant and his Beneficiary shall not have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to receive a benefit under the Plan or this Agreement, and the Participant and his Beneficiary or any other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan or this Agreement.

          16. Effective Date. This Agreement shall be effective from and after the day and year first above written.

          17.  Change of Control.  Notwithstanding the language of
Section 9.2 of the Plan, for purposes of this Agreement and this Participant, the term "Change of Control" shall have the meaning set forth in this Section 17 and not in Section 9.2 of the Plan. Except for the definition of the term Change of Control, all other provisions of Section 9.2 of the Plan shall be applicable to this Participant. For purposes of this Agreement and this Participant, the term Change of Control shall mean:

               (i)  The acquisition by any individual,
          entity or group (within the meaning of Section
          13(d)(3) or 14(d)(2) of the Securities Ex-change Act of 1934, as amended (the "Exchange
          Act")) (a "Person") of beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the
          "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common
          Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
          Company Voting Securities"); provided,
          however, in the event the "Incumbent Board"
          (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights
          Agreement") lowers the acquisition threshold percentages set forth in such Rights Agree-ment, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of
          Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acqui-sition by any corporation pursuant to a trans-action which complies with clauses (x), (y), and (z) of subsection (iii) of this Section
          17; or

               (ii) Individuals who, as of the date
          hereof, constitute the Board (the "Incumbent
          Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a direc-tor subsequent to the date hereof whose elec-tion, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)  Approval by the shareholders of
          the Company of a reorganization, share ex-change, merger or consolidation or acquisition of assets of another corporation (a "Business
          Combination"), in each case, unless, following such Business Combination, (x) all or substan-tially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities immedi-ately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstand-ing shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
          Combination (including, without limitation, a corporation which as a result of such transac-tion will own the Company through one or more subsidiaries) in substantially the same pro-portions as their ownership, immediately prior to such Business Combination of the Outstand-ing Company Common Stock and Outstanding
          Company Voting Securities, as the case may be,
          (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
          Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
          Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combi-nation, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business
          Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combi-nation; or

               (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then out-standing voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Out-standing Company Common Stock and Outstanding
          Company Voting Securities immediately prior to such sale or other disposition in substantial-ly the same proportion as their ownership, immediately prior to such sale or other dispo-sition, of the Outstanding Company Common
          Stock and Outstanding Company Voting Securi-ties, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indi-rectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstand-ing Company Voting Securities prior to the sale or disposition, and (C) at least a major-ity of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execu-tion of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Compa-ny."

          DATED the day and year first above written.

                              FLEMING COMPANIES, INC., an Oklahoma
                              corporation


                              By
                                 Craig A. Grant
                                 Senior Vice President -
                                   Organizational Strategies and
                                   Management Development

                                                          "COMPANY"


                               -----------------------------------------
                               -----------------------------


                                                          "PARTICIPANT"

                           EXHIBIT "B"


          EXAMPLE OF CALCULATION OF SUPPLEMENTAL NORMAL
         RETIREMENT INCOME ASSUMING RETIREMENT AT AGE 65

                                                         $225,000
Retirement Income (Annual)*
Using Qualified Plan
formula without
IRS limitations

Less:

Qualified Plan Benefit (Annual)                          $125,000
                                                         --------
Supplemental Norman Retirement
Income (Annual) payable at 65                            $100,000
                                                         ========

* This calculation is only an example of how a Supplemental
Retirement Income will be calculated, and does not represent the benefit which the Participant would be entitled under the Plan.

                           EXHIBIT "C"

             Description of Optional Forms of Payment



OPTION 1 - Life of
Participant Only:             A Supplemental Normal Retirement
                              Income will be paid for the Partici-
                              pant's life only.  Upon the Partici-
                              pant's death, all payments of Sup-
                              plemental Normal Retirement Income
                              shall cease.

OPTION 2 - 50%
Joint Annuitant
Survivor Benefit:             A reduced amount of Supplemental
                              Normal Retirement Income will be
                              paid to the Participant for the
                              Participant's life, then, at the
                              Participant's death 50% of such
                              amount shall be paid to the Partici-
                              pant's surviving Beneficiary.  In
                              the event that the Participant's
                              surviving Beneficiary has predeceased
                              the Participant, or should
                              otherwise die after the Participant's
                              death, then no further pay-
                              ments will be paid under OPTION 2 or
                              this Agreement.

OPTION 3 - 75%
Joint Annuitant
Survivor Benefit:             A reduced amount of Supplemental
                              Normal Retirement Income will be
                              paid to the Participant for the
                              Participant's life, then, at the
                              Participant's death 75% of such
                              amount shall be paid to the Partici-
                              pant's surviving Beneficiary.  In
                              the event that the Participant's
                              surviving Beneficiary has predeceased
                              the Participant, or should
                              otherwise die after the Participant's
                              death, then no further pay-
                              ments will be due under OPTION 3 or
                              this Agreement.

OPTION 4 - 100%
Joint Annuitant
Survivor Benefit:             A reduced amount of Supplemental
                              Normal Retirement Income will be
                              paid to the Participant for the
                              Participant's life, then, at the
                              Participant's death 100% of such
                              amount shall be paid to the Parti-
                              cipant's surviving Beneficiary.  In
                              the event that the Participant's
                              surviving Beneficiary has predeceased
                              the Participant, or should
                              otherwise die after the Participant's
                              death, then no further pay-
                              ments will be due under OPTION 4 or
                              this Agreement.

OPTION 5 - 5 Year
Period Certain:               A reduced amount of Supplemental
                              Normal Retirement Income will be
                              paid for a period of 5 years cer-
                              tain.  After the expiration of such
                              5 year period, payments shall then
                              continue for the Participant's life
                              in the same amount.  In the event of
                              the Participant's death during the 5
                              year period certain, then, the bal-
                              ance of such payments due only dur-
                              ing such 5 year period will be paid
                              to the Participant's surviving Bene-
                              ficiary.  After the expiration of
                              such 5 year period, then all pay-
                              ments shall cease.  In the event of
                              the expiration of such 5 year
                              period, and the Participant dies,
                              then, no further benefits will be
                              paid under OPTION 5 or this Agree-
                              ment.

OPTION 6 - 10 Year
Period Certain:               A reduced amount of Supplemental
                              Normal Retirement Income shall be
                              paid for a period of 10 years cer-
                              tain.  After the expiration of such
                              10 year period, payments shall then
                              continue for the Participant's life
                              in the same amount.  In the event of
                              the Participant's death during the
                              10 year period certain, then, the
                              balance of such payments due only
                              during such 10 year period will be
                              paid to the Participant's surviving
                              Beneficiary.  After the expiration
                              of such 10 year period, then all
                              payments shall cease.  In the event
                              of the expiration of such 10 year
                              period, and the Participant dies,
                              then, no further benefits will be
                              paid under OPTION 6 or this Agree-
                              ment.

OPTION 7 - 15 Year
Period Certain:               A reduced amount of Supplemental
                              Normal Retirement Income shall be
                              paid for a period of 15 years cer-
                              tain.  After the expiration of such
                              15 year period, payments shall then
                              continue for the Participant's life
                              in the same amount.  In the event of
                              the Participant's death during the
                              15 year period certain, then, the
                              balance of such payments due only
                              during such 15 year period will be
                              paid to the Participant's surviving
                              Beneficiary.  After the expiration
                              of such 15 year period, then all
                              payments shall cease.  In the event
                              of the expiration of such 15 year
                              period, and the Participant dies,
                              then, no further benefits will be
                              paid under OPTION 7 or this Agree-
                              ment.